SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: March 23, 2001

               (Date of earliest event reported October 26, 2000)


                              KEEBLER FOODS COMPANY

             (Exact name of registrant as specified in its charter)



           DELAWARE                  001-13705                 36-3839556
----------------------------   ----------------------   ------------------------
(State or other jurisdiction        (Commission            (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


                   677 LARCH AVENUE, ELMHURST, ILLINOIS 60126
                    (Address of principal executive offices)


                                 (630) 833-2900
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE.
          (Former name or former address, if changed since last report)

         ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

         (a)        Financial Statements:  Not Applicable

         (b)        Pro Forma Statements:  Not Applicable

         (c)        Exhibits:

    EXHIBIT NO.                            DOCUMENT

      10.17 Employment Agreement, dated as of October 26, 2000, by and among Keebler Foods Company, a Delaware corporation (the "Company"), Kellogg Company, a Delaware Corporation ("Kellogg"), and Sam Reed (the "Executive").

      10.18 Employment Agreement, dated as of October 26, 2000, by and among Keebler Foods Company, a Delaware corporation (the "Company"), Kellogg Company, a Delaware Corporation ("Kellogg"), and David Vermylen (the "Executive").

      10.19 Employment Agreement, dated as of October 26, 2000, by and among Keebler Foods Company, a Delaware corporation (the "Company"), Kellogg Company, a Delaware Corporation ("Kellogg"), and James Willard (the "Executive").


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 23, 2001            KEEBLER FOODS COMPANY



                                  By:  /s/ Thomas E. O'Neill
                                  ----------------------------------------------
                                  Name:    Thomas E. O'Neill
                                  Title:   Senior Vice President, Secretary and
                                           General Counsel

                                  EXHIBIT INDEX

    EXHIBIT NO.                            DOCUMENT

      10.17 Employment Agreement, dated as of October 26, 2000, by and among Keebler Foods Company, a Delaware corporation (the "Company"), Kellogg Company, a Delaware Corporation ("Kellogg"), and Sam Reed (the "Executive").

      10.18 Employment Agreement, dated as of October 26, 2000, by and among Keebler Foods Company, a Delaware corporation (the "Company"), Kellogg Company, a Delaware Corporation ("Kellogg"), and David Vermylen (the "Executive").

      10.19 Employment Agreement, dated as of October 26, 2000, by and among Keebler Foods Company, a Delaware corporation (the "Company"), Kellogg Company, a Delaware Corporation ("Kellogg"), and James Willard (the "Executive").


                                      -3-